As filed with the Securities and Exchange Commission on December 8, 2011
 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________
Tii NETWORK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	66-0328885
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

141 Rodeo Drive, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

2008 EQUITY COMPENSATION PLAN
(Full title of the plan)

Stacey L. Moran, Vice President-Finance
TII Network Technologies, Inc.
141 Rodeo Drive
Edgewood, New York 11717
(Name and address of agent for service)

(631) 789-5000
(Telephone number, including area code, of agent for service)

with a copy to:
Richard A. Rubin, Esq.
Troutman Sanders LLP
405 Lexington Avenue
New York, New York 10174

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of	Amount	offering	aggregate	Amount of
of securities	to be	price per	offering	registration
to be registered	registered(1)	share (2)	price (2)	fee (2)
Common Stock, $.01 par value	1,000,000 shs.	$1.32	$1,320,000	$151.28

(1)
Pursuant to Rule 416(b), there shall also be deemed registered hereby all additional securities resulting from anti-dilution adjustments under the 2008 Equity Compensation Plan as a result of any stock dividend, stock split, recapitalization or other similar transaction or event .

(2)
Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h) under the Securities Act 1933, as amended, the average of the high and low sales prices of the Company's Common Stock on the NASDAQ Capital Market on December 5, 2011.

EXPLANATORY NOTE

On May 18, 2011, the stockholders of Tii Network Technologies, Inc. (the “Company” or the “registrant”) approved an amendment to the Company’s 2008 Equity Compensation Plan (the “Plan”) to increase the number of shares of the Company’s Common Stock, $.01 par value per share (“Common Stock”), by 1,000,000.  This Registration Statement covers such additional 1,000,000 shares of Common Stock.

Under Registration Statement No. 333-15672 on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on January 14, 2009 (the “Prior Registration Statement”), the Company  registered the original 1,000,000 shares of Common Stock authorized for issuance under the Plan.  The contents of the Prior Registration Statement, to the extent not otherwise modified or superseded by the contents hereof or otherwise, are incorporated herein by reference in accordance with General Instruction E to Form S-8.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 or a prospectus supplement under Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), by incorporation by reference or otherwise, in accordance with Rule 428(b) under the Securities Act and the Note to Part I of Form S-8.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents heretofore filed by the Company with the Commission under File No. 001-8048 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

(a)           The Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Commission on March 31, 2011;

(b)           The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 filed with the Commission on May 16, 2011, August 15, 2011 and November 14, 2011 respectively;

(c)           (i)           The Company’s Current Reports on Form 8-K filed with the Commission on January 4, 2011, March 14, 2011, May 23, 2011, June 30, 2011, July 26, 2011, September 21, 2011 and October 25, 2011;

(d)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2010, the end of the fiscal year covered by the Company’s Annual Report referred to in (a) above (other than reports or portions of reports furnished but not filed pursuant to Commission rules);

(e)           The description of the Company's Common Stock contained in the Company’s Registration Statement on Form 8-A filed on November 3, 1980 under the 1934 Act, including any amendment or report filed for the purpose of updating such descriptions.

All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.  Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.                      Exhibits.

Exhibit Number	Description

4 (a)(1)
Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on December 10, 1996.  Incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 1996 filed with the Commission on February 5, 1997 (File No. 001-8048).

4(a)(2)
Certificate of Amendment of the Company’s Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on December 5, 2001.  Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated (dated of earliest event reported) December 5, 2001 filed with the Commission on December 5, 2001 (File No. 001-8048).

4(a)(3)
Certificate of Amendment of the Company’s Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 18, 2009.  Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated (dated of earliest event reported) December 5, 2001 filed with the Commission on May 18, 2009 (File No. 001-8048).

4(b)
By-laws of the Company, as amended.  Incorporated by reference to Exhibit 3(b) to the Company's Annual Report on 10-K for the fiscal year ended December 31, 2009 filed with the Commission on March 17, 2010 (File No. 001-8048).

5*	Opinion of Troutman Sanders LLP as to the legality of the Common Stock being offered and consent.

23(a)*	Consent of Marcum LLP.

23(b)*	Consent of Troutman Sanders LLP (included in Exhibit 5).

24+	Powers of Attorney of certain officers and directors of the Company.

99(a)
The Company’s 2008 Equity Compensation Plan, as amended.  Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) May 18, 2011 filed with the Commission on May 23, 2011 (File No. 001-8048).

______________
*  Filed herewith.
+  Filed as part of the signature page of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Islip, State of New York, on the 7th day of December, 2011.

Tii NETWORK TECHNOLOGIES, INC.

By:	/s/ Stacey L. Moran
Stacey L. Moran,
Vice President – Finance and Treasurer (Principal
Financial and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian J. Kelley and Stacey L. Moran and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 7th day of December, 2011.

Signature	Title

/s/ Brian J. Kelley	Acting President and Chief Executive Officer
Brian J. Kelley	(Principal Executive Officer) and Director

/s/ Stacey L. Moran	Vice President – Finance and Treasurer
Stacey L. Moran	(Principal Financial and Principal Accounting Officer)

Director
Mark T. Bradshaw

/s/ Lawrence M. Fodrowski	Director
Lawrence M. Fodrowski

/s/ Charles H. House	Director
Charles H. House

Director
Kenneth A. Paladino

EXHIBIT INDEX
Exhibit Number	Description

4 (a)(1)
Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on December 10, 1996.  Incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 1996 filed with the Commission on February 5, 1997 (File No. 001-8048).

4(a)(2)
Certificate of Amendment of the Company’s Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on December 5, 2001.  Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated (dated of earliest event reported) December 5, 2001 filed with the Commission on December 5, 2001 (File No. 001-8048).

4(a)(3)
Certificate of Amendment of the Company’s Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 18, 2009.  Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated (dated of earliest event reported) December 5, 2001 filed with the Commission on May 18, 2009 (File No. 001-8048).

4(b)
By-laws of the Company, as amended.  Incorporated by reference to Exhibit 3(b) to the Company's Annual Report on 10-K for the fiscal year ended December 31, 2009 filed with the Commission on March 17, 2010 (File No. 001-8048).

5*	Opinion of Troutman Sanders LLP as to the legality of the Common Stock being offered and consent.

23(a)*	Consent of Marcum LLP.

23(b)*	Consent of Troutman Sanders LLP (included in Exhibit 5).

24+	Powers of Attorney of certain officers and directors of the Company.

99(a)
The Company’s 2008 Equity Compensation Plan, as amended.  Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) May 18, 2011 filed with the Commission on May 23, 2011 (File No. 001-8048).

______________
*      Filed herewith.
+      Filed as part of the signature page of this Registration Statement.